UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 7, 2005

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

On February 7, 2005, the company issued a press release describing its results of operations for the three and twelve months ended December 31, 2004.  The press release issued by the Registrant in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements

(a)                    On February 7, 2005, after discussion with the Company’s independent public accountants, the Company and its Audit Committee have determined that the accounting treatment of certain of its goodwill and other intangibles related to foreign acquisitions did not satisfy the requirements of FAS 52, “Foreign Currency Translation.”  At the time these foreign acquisitions were made in 2001 and 2002, the Company determined the appropriate accounting treatment was to hold the value of these intangible assets at their historical exchange rate at the date of the respective acquisitions, and the Company has consistently applied this accounting treatment.  The Company has now concluded that it should have translated these intangible assets each period to reflect changes in the foreign currency exchange rate.

The cumulative impact of this change has increased the Company’s intangible asset balance and currency translation adjustment balance within shareholders equity by $57.6 million as of December 31, 2003.  This change has no impact on the Company’s historical consolidated income statements or statements of cash flow, the Company’s financial debt covenants in prior years, or the Company’s previous intangible asset impairment analyses under FAS 142, “Goodwill and Other Intangible Assets.”  The change increases comprehensive income by $34 million and $24 million for the years ended 2003 and 2002, respectively.

The Company’s restated balance sheet as of December 31, 2003, and the restatement of stockholders equity and comprehensive income for the years ended December 31, 2002 and 2003, will be reflected in the Company’s amended filings for all affected periods to be made at the same time or before the filing of its Annual Report on Form 10-K with the Securities and Exchange Commission (SEC) for the year ended December 31, 2004.  The Company is in the process of determining the impact of this change on its balance sheets for interim periods during 2003 and 2004.  Therefore, the Company has concluded that these prior balance sheets and statements of stockholders' equity should no longer be relied upon.

Management and its independent public accountants are currently evaluating the impact of this adjustment on their assessment of the effectiveness of the company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.  Management expects this evaluation to be completed before the filing of its Annual Report on Form 10-K for the year ended December 31, 2004 which is expected to occur on or before March 15, 2005.  At this time, the Company has not identified or been made aware of any other control deficiencies as defined by PCAOB Standard No 2 that represent “material weaknesses” in its internal control over financial reporting.

Item 9.01 Financial Statements and Exhibits

(c)                    Exhibits

99.1     The Manitowoc Company, Inc. press release dated February 7, 2005 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: February 7, 2005	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of February 7, 2005

Exhibit No.	Description	Furnished Herewith

99.1	Press Release dated February 7, 2005, regarding the earnings of The Manitowoc Company, Inc. for the three and twelve months ended December 31, 2004.	☒